Exhibit 5.1

FLEMING PLLC

30 WALL STREET  8TH FLOOR  NEW YORK NEW YORK  10005

TEL 516 902 6567 WWW.FLEMINGPLLC.COM

March 19, 2025

DentonX Inc.

1999 Harrison Street, Suite 1800

Oakland, CA 94612

Re:Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as limited special counsel to DentonX Inc., a Wyoming corporation (the “Company”), in connection with the legality of 3,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), being offered directly by the Company (the “Offering”), all of which shares are being registered by the Company on a Registration Statement on Form S-1 (the “Registration Statement”) and the prospectus included therein (the “Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

As the basis for the opinions hereafter, we have examined the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, the form of subscription agreement to be used in connection with the sale of the Shares filed or incorporated by reference as exhibit 99.1 to the Registration Statement (as amended and supplemented from time to time, the “Subscription Agreements”), a draft of the proposed Registration Statement, as amended, and related Prospectus, and we have reviewed other documents and conducted other investigations as we have deemed necessary and appropriate to establish a basis for the opinions set forth herein.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons who have signed such documents, the authenticity of all documents submitted to us as certified copies or photocopies, and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing matters discussed below, after having given due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement (and any amendments thereto) is declared effective and remains effective, and the Prospectus which is part thereof, and the Prospectus delivery requirements with respect thereto, are complied with and the Company fulfills all of the requirements of the Act throughout all of the periods relevant to this opinion (including the requirements of Section 10(a)(3) of the Act); (ii) all offers and sales of the Shares are made in a manner complying with the terms of the Registration Statement and the Act; (iii) the Subscription Agreements will be duly executed and delivered by the various investors and the Company in connection with the offer and sale of the Shares; and (iv) all offers and sales of the Shares are made in compliance with the securities laws of the states having jurisdiction thereto, we are of the opinion that with respect to the Shares, when offered, issued and paid for as described in the Registration Statement and applicable Prospectus, and pursuant to the Subscription Agreements, will be validly issued, fully paid and non-assessable.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement.

We have also assumed that at the time of issuance and sale of the Shares, that the Company will receive the full amount of the consideration for which the Board authorized the issuance of such Shares; the Company will issue a share certificate or certificates to each purchaser of the Shares certifying the number of Shares held by such purchaser, or such Shares will be registered by book entry registration in the name of such purchaser, if uncertificated; and that the Company has complied, and will comply, with all securities laws and regulations and “blue sky” laws applicable to the issuance of the Shares. We express no opinion as to the enforceability of the Subscription Agreements. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Wyoming and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters other than those described above, relating to the Company, the Shares or the Registration Statement.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Fleming PLLC

Fleming PLLC